Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Goodyear Tire & Rubber Note-Backed Series 2001-34

*CUSIP:	21988G577	Class	A-1
	21988GBG0	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 15, 2012.

INTEREST ACCOUNT

Balance as of September 15, 2011		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of February 15, 2012 Call Price received on February 15, 2012 Call Date upon exercise of Call Warrants by 100% of the holders thereof		$1,444,555.00

LESS:
Distribution of interest cash to Class A-1 Holders on February 15, 2012 Call Date	-$	1,444,555.00
Distribution of interest cash to Class A-2 Holders on February 15, 2012 Call Date	-$	0.00
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of February 15, 2012		$0.00

PRINCIPAL ACCOUNT

Balance as of September 15, 2011		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of February 15, 2012 Call Price received on February 15, 2012 Call Date upon exercise of Call Warrants by 100% of the holders thereof		$44,920,796.39

LESS:
Distribution of principal cash to Class A-1 Holders on February 15, 2012 Call Date	-$	43,627,500.00
Distribution of principal cash to Class A-2 Holders on February 15, 2012 Call Date	-$	1,293,296.39
Distribution of $49,860,000 principal amount of underlying securities to Call Warrants Holder on February 15, 2012 Call Date	-$	0.00
Balance as of February 15, 2012		$0.00

UNDERLYING SECURITIES HELD AS OF February 15, 2012

Principal Amount	Title of Security
$0.00	Goodyear Tire & Rubber Company 7% Notes due March 15, 2028
*CUSIP: 382550AD3

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.